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                                  Exhibit 24



                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in Post-Effective Amendment Number 1-B to Registration Statement Number 33-04320 on Form S-4 dated March 26, 1986, as supplemented and amended to date, and Post-Effective Amendment Number 2-B to Registration Statement Number 33-04320 on Form S-8 to Form S-4 dated June 1, 1987, of our report on the financial statements included in the annual report on Form 11-K of the Whittaker Corporation Savings and Stock Investment Plan for the year ended December 31, 1993.


                                         ERNST & YOUNG



Los Angeles, California
June 24, 1994